EXHIBIT 99.1

For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602.256.6263

N e w s R e l e a s e	On the Internet:
www.cavco.com

FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES REPORTS FIRST QUARTER RESULTS
Sales increase 22% to $36 million
Income from continuing operations increases 73% to $1.7 million

PHOENIX, AZ - (July 22, 2004) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first quarter of fiscal 2005 ended June 30, 2004. Cavco, headquartered in Phoenix, Arizona, is the largest producer of manufactured homes in Arizona. The company is also the largest producer of park model homes in the United States.

     Net sales for the first quarter of fiscal 2005 increased 22% to $35,937,000 versus $29,515,000 last year. Net income for the first quarter this year increased to $1,707,000 compared with net income of $942,000 for the same period a year ago including a proforma tax provision.

     Net income per share for the first quarter this year was $0.54 based on basic weighted average shares outstanding and $0.52 per share based on diluted weighted average shares versus proforma net income per share of $0.31 for the first quarter of last year.

     Pre-tax income from continuing operations for the first quarter of this year was $2,844,000 compared with $1,643,000 for the first quarter last year. After-tax income from continuing operations increased 73% to $1,707,000 or $0.54 per share versus $986,000 or $0.32 per share for the same period last year assuming a proforma income tax provision.

     Commenting on the results, Joseph Stegmayer, President and Chief Executive Officer, said, “We are pleased to begin fiscal 2005 with results that exceed the very good performance of the first quarter last year. The increase in sales is attributable to a higher incoming order rate resulting in greater manufacturing shipments, an improved product mix of larger homes with more features, and price increases. Selling prices were increased to offset significant inflation in material costs; however we could not keep pace with the rate of increases which resulted in lower gross profit margins during the quarter.”

     Mr. Stegmayer continued, “Looking ahead, there are still many challenges to overcome, total industry home shipments have continued to decline for the first five months of 2004, financing is in short supply and the overall housing market is very competitive. Fortunately Arizona, our largest market, has reported modest shipment growth recently and we continue to benefit from strong housing demand in California. Cavco’s order backlogs are higher than at this time last year, which gives us reason to expect second quarter results will compare favorably to the prior year. It is difficult to predict beyond our second quarter although we do feel that Cavco is well positioned to participate as the industry’s performance improves.” Stegmayer concluded.

     Commenting on the company’s financial condition, Sean Nolen, Chief Financial Officer, said, “During the first quarter, we generated approximately $2.5 million or $0.75 per share in after-tax cash flow, which further strengthened our financial condition. We concluded the first quarter with cash in excess of $34 million and no debt outstanding.”

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, competition, our ability to maintain relationships with retailers, availability of raw materials and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,
	2004	2004
	(Unaudited)
ASSETS
Current assets
Cash	$34,301	$30,775
Restricted cash	1,417	827
Accounts receivable	5,574	6,479
Inventories	9,907	7,995
Prepaid expenses and other current assets	935	1,701
Deferred income taxes	3,570	3,570
Retail assets held for sale	1,653	2,941

Total current assets	57,357	54,288

Property, plant and equipment, at cost:
Land	2,330	2,330
Buildings and improvements	5,051	5,043
Machinery and equipment	6,291	6,216

	13,672	13,589
Accumulated depreciation	(5,548)	(5,369)

	8,124	8,220
Goodwill	67,346	67,346

Total assets	$132,827	$129,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,596	$6,105
Accrued liabilities	20,158	18,986

Total current liabilities	25,754	25,091

Deferred income taxes	7,370	6,830
Commitments and contingencies
Stockholders’ equity
Preferred Stock, $.01 par value, 1,000,000 shares authorized;
No shares issued or outstanding	—	—
Common Stock, $.01 par value; 10,000,000 shares authorized;
Outstanding 3,144,365 shares	31	31
Additional paid-in capital	120,030	120,030
Unamortized value of restricted stock	(500)	(563)
Accumulated deficit	(19,858)	(21,565)

Total stockholders’ equity	99,703	97,933

Total liabilities and stockholders’ equity	$132,827	$129,854

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003
Net sales	$35,937	$29,515
Cost of sales	29,844	24,214

Gross profit	6,093	5,301
Selling, general and administrative expenses	3,350	3,685

Income from operations	2,743	1,616
Interest income	101	27

Income from continuing operations before income taxes	2,844	1,643
Income tax expense	(1,137)	—

Income from continuing operations	1,707	1,643
Loss from discontinued retail operations		(73)

Net Income	$1,707	$1,570

Net income per share:
Basic	$0.54

Diluted	$0.52

Weighted average shares outstanding:
Basic	3,144,365

Diluted	3,261,933

Proforma financial information:
Income from continuing operations before income taxes		$1,643
Proforma income tax expense		(657)

Proforma income from continuing operations		986
Proforma loss from discontinued operations, net of proforma taxes		(44)

Proforma net income		$942

Proforma net income (loss) per share - Basic and Diluted:
Continuing operations		$0.32
Discontinued operations		(0.01)

Net income		$0.31

Proforma weighted average shares outstanding - Basic and Diluted		3,089,269

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
Other Operating Data – Continuing Operations
(Dollars in thousands)

	Three Months Ended
	June 30,
	2004	2003
Net sales
Manufacturing	$34,945	$28,621
Retail	2,731	4,029
Less: Intercompany	(1,739)	(3,135)

Net Sales	$35,937	$29,515

Floor shipments - manufacturing	1,645	1,519

Average sales price per floor - manufacturing	$21,243	$18,842

Home shipments - manufacturing	934	884

Average sales price per home - manufacturing	$37,414	$32,377

Home shipments - retail	38	52

Average sales price per home retail	$71,868	$77,481

Capital expenditures	$179	$27

Depreciation	$275	$304

Explanatory Notes

(1)	Effective June 30, 2003, Cavco Industries, LLC (“Cavco LLC”) was merged into Cavco Industries, Inc. (“Cavco Inc.”) and 100% of the outstanding shares of common stock of Cavco Inc. were distributed to the stockholders of Centex Corporation (“Centex”), Cavco LLC’s parent company. Upon this distribution, Cavco Inc. became a separate public company.

(2)	Prior to June 30, 2003, Cavco LLC was incorporated into the consolidated Federal income tax returns of Centex. Therefore, income taxes are not provided for prior to June 30, 2003. Proforma income tax expense is calculated assuming a 40% effective tax rate. In anticipation of the distribution described above, proforma tax amounts have been presented on the face of the consolidated income statement as if Cavco Inc. was a stand-alone taxable entity for the periods prior to June 30, 2003.

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